EXHIBIT 5.1

[WSGR Letterhead]

November 12, 2004

New ASAT (Finance) Limited

14th Floor, 138 Texaco Road

Tsuen Wan, New Territories

Hong Kong

Re:	New ASAT (Finance) Limited—Exchange of $150,000,000 of its Outstanding 9.25% Senior Notes due 2011

Ladies and Gentlemen:

We have acted as special counsel to New ASAT (Finance) Limited, an exempted company with limited liability under the Companies Law (2003 Revision) of the Cayman Islands (the “Company”), and the Company’s guarantors, including ASAT Holdings Ltd., named in Schedule I hereto (the “Guarantors” and, together with the Company, the “Registrants”), in connection with the filing by the Registrants with the Securities and Exchange Commission (the “Commission”) of a registration statement on Forms F-4 and S-4 (as amended from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Registration Statement, the Company is registering under the Securities Act an aggregate of up to $150,000,000 in principal amount of its 9.25% Senior Notes due 2011 (the “Exchange Notes”) to be issued in exchange (the “Exchange Offer”) for a like principal amount of the Company’s outstanding 9.25% Senior Notes due 2011 (the “Outstanding Notes”) upon the terms set forth in the Registration Statement and the letter of transmittal filed as an exhibit thereto. The Outstanding Notes are guaranteed by each of the Guarantors (each, an “Outstanding Guarantee” and collectively, the “Outstanding Guarantees”). The Registration Statement also covers issuance of the guarantees by each of the Guarantors of the Exchange Notes pursuant to the Exchange Offer (the “Exchange Notes Guarantees” and, together with the Outstanding Guarantees, the “Guarantees”). The Exchange Notes and the Exchange Notes Guarantees to be issued pursuant to the Exchange Offer are collectively referred to herein as the “Securities.” The Outstanding Notes and Outstanding Guarantees were issued, and the Securities will be issued, pursuant to an Indenture, dated as of January 26, 2004 (the “Indenture”), among the Company, the Guarantors and the Bank of New York, as trustee (the “Trustee”).

In rendering the opinions expressed below, we have examined originals or copies of: (a) the Registration Statement, in the form filed with the Commission; (b) the Registration Rights Agreement, dated as of January 26, 2004 (the “Registration Rights Agreement”), by and among the Company, the Guarantors and the initial purchasers listed therein; (c) the Indenture; (d) specimens of the certificates representing the Exchange Notes and the Exchange Notes Guarantees, included as exhibits to the Indenture; and (e) the other documents delivered by or on behalf of the Company, the Guarantors and the Trustee as of the date hereof in connection with the delivery of the Securities. We have also examined such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

We have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) that the Indenture is a legal and binding obligation of the Trustee and that the Exchange Notes will be duly authenticated by the Trustee; and (d) the legal capacity of natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and the Guarantors.

Members of our firm are admitted to the bar in the State of California and the State of New York, and we express no opinion as to any matter relating to laws of any jurisdiction other than the federal laws of the United States of America, the laws of the State of New York (but only with respect to our opinions as to the validity,

New ASAT (Finance) Limited

November 12, 2004

binding effect and enforceability of the Securities) and the laws of the State of California, as such are in effect on the date hereof, and we have made no inquiry into, and we express no opinion as to, the statutes, regulations, treaties, common laws or other laws of any other nation, state or jurisdiction.

We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles, or (iii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and limitations on rights of acceleration, whether considered in a proceeding in equity or at law.

We express no opinion as to the applicability to the obligations of the Company and the Guarantors (or the enforceability of such obligations) of Section 548 of the Bankruptcy Code, Article 10 of the New York Debtor and Creditor Law or California Civil Code Section 3439, or any other provision of law, relating to fraudulent conveyances, transfers or obligations.

With regard to our opinions in paragraphs 1 and 2 below relating to the valid and binding obligation of the Exchange Notes by the Company and the Exchange Notes Guarantees by Guarantors incorporated in states other than California or New York, we have relied, with their respective consent, on the opinions of Maples and Calder Asia as to the Company and the Guarantors listed in Schedule I incorporated or formed under the laws of the Cayman Islands, and Heller Ehrman White & McAuliffe as to the Guarantors listed in Schedule I incorporated or formed under the laws of Hong Kong, as to (i) the due organization and existence of the Company and the Guarantors, (ii) the corporate power of the Company or the Guarantors, as the case may be, to execute, deliver and perform their respective obligations under the Securities, (iii) the due authorization of, and the execution and delivery of, the Indenture by the Company and the Guarantors, (iv) the due authorization of the Exchange Notes by the Company, and (v) the due authorization of the Exchange Notes Guarantees by such Guarantors, in all such cases, to the extent not covered by California law or New York law.

On the basis of the foregoing and in reliance thereon and having regard for legal considerations which we deem relevant, and subject to the limitations and qualifications set forth herein, we advise you that in our opinion:

1. When (i) the Registration Statement, as finally amended (including all necessary post-effective amendments, if any), shall have become effective under the Securities Act and (ii) the Exchange Notes have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture, and exchanged for the Outstanding Notes in accordance with the terms of the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, and will be entitled to the benefits provided by the Indenture; and

2. When (i) the Registration Statement, as finally amended (including all necessary post-effective amendments, if any) shall have become effective under the Securities Act, (ii) the Exchange Notes have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture, and exchanged for the Outstanding Notes in accordance with the terms of the Exchange Offer, and (iii) the Exchange Notes Guarantees have been duly executed and delivered by the respective Guarantor in accordance with the provisions of the Indenture, and exchanged for the Outstanding Guarantees in accordance with the terms of the Exchange Offer, the Exchange Notes Guarantees will constitute valid and binding obligations of the applicable Guarantor enforceable against such Guarantor in accordance with their terms, and will be entitled to the benefits provided by the Indenture.

New ASAT (Finance) Limited

November 12, 2004

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus forming part of the Registration Statement and any amendments thereto. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act. This opinion letter speaks only at and as of its date and is based solely on the facts and circumstances known to us at and as of such date.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation

/s/  Wilson Sonsini Goodrich & Rosati, P. C.

SCHEDULE I

GUARANTORS

ASAT Holdings Limited

ASAT Limited

ASAT, Inc.

Timerson Limited